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                                                                   Exhibit 10.11
                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (this "Agreement"), dated as of September 30, 1997, is between Health Valley Company, a Delaware corporation ("Buyer"), Intrepid Food Holdings, Inc., a Delaware corporation ("Intrepid"), and George Mateljan, Jr. ("Shareholder").

                                    RECITALS

         A. Buyer and Shareholder entered into that certain Stock Purchase Agreement dated March 17, 1996, as amended (the "Stock Purchase Agreement"), pursuant to which, among other things:

                  (i) Shareholder sold all the issued and outstanding shares of capital stock of Health Valley Foods, Inc. and Health Valley Manufacturing Company (collectively, the "Companies") to Buyer;

                  (ii) Shareholder agreed to indemnify Buyer for certain matters as set forth in Section 8 of the Stock Purchase Agreement, subject to certain limitations set forth therein;

                  (iii) Certain portions of the Purchase Price were deposited in various escrow accounts, including, but not limited to, $1,793,230 pursuant to the Escrow Agreement and $350,000 pursuant to the State Tax Escrow Agreement, for the satisfaction of certain indemnification claims made by Buyer against Shareholder in accordance with the terms of the Stock Purchase Agreement;

                  (iv) Buyer granted Shareholder an option to purchase 100 shares of Common Stock of Buyer (the "HVC Option") pursuant to the Option Agreement; and

                  (v) Buyer agreed to cause the Companies to pay to Shareholder any Tax Refunds promptly upon receipt thereof.

         B. Buyer has notified Shareholder of various claims to indemnification against Shareholder pursuant to the terms of the Stock Purchase Agreement (the "Buyer's Claims").

         C. Buyer and Shareholder desire, among other things, to settle all claims arising out of the Stock Purchase Agreement and the transactions contemplated thereby, subject to the terms and satisfaction of the conditions set forth in this Agreement.

                                   AGREEMENTS

         In full settlement of the Buyer's Claims and any other claims of Buyer or Shareholder under the Stock Purchase Agreement (except as expressly provided herein or in the Mutual General Releases (as hereinafter defined)), and in consideration of the premises and the respective agreements and covenants herein contained, Buyer, Intrepid and Shareholder hereby agree as follows:
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                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. (a) In addition to the terms elsewhere defined herein, the following terms, when used herein, shall have the following meanings:

         "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. The term "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote more than 10% of the voting stock (or in the case of a Person which is not a corporation, more than 10% of the equity interest) of such Person, or otherwise able to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting stock (or equity interest), by contract or otherwise.

         "Alabama Action" means Modica and Gatewood v. Health Valley Foods, Inc. et al., Civil Action No. CV96-939, Circuit Court for Tuscaloosa, Alabama, and any actions relating thereto.

         "Barsotti Action" means the pending action Barsotti v. Health Valley and any actions relating thereto.

         "Escrow Agent" means U.S. Trust Company of California, N.A., the escrow agent under the Escrow Agreement, the State Tax Escrow Agreement, the Other Repairs Escrow Agreement, the Roof Repair Escrow Agreement and the Lake Lillian Escrow Agreement.

         "General Escrow Account" shall mean the escrow account into which $1,793,230 was deposited pursuant to the Escrow Agreement.

         "Intrepid Option" means the option to be granted to Shareholder pursuant to the Intrepid Option Agreement.

         "Intrepid Option Agreement" means that certain Option Agreement between Intrepid and Shareholder in substantially the form attached hereto as EXHIBIT A.

         "Khoury Action" means Eli D. Khoury v. George Mateljan and Health Valley Foods, Inc., Case No. BC 159162, Superior Court of the State of California for the County of Los Angeles, and any actions relating thereto.

         "Mutual General Releases" means the Mutual General Releases in the form of EXHIBIT B attached hereto.

         "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.


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         "Registration Agreement" means that certain Second Amended and Restated
Registration Agreement dated as of even date herewith between Intrepid and certain other Persons.

         "State Tax Escrow Account" means the escrow account into which $350,000 was deposited pursuant to the State Tax Escrow Agreement.

         "Stockholders Agreement" means that certain Second Amended and Restated Stockholders Agreement dated as of an even date herewith between Intrepid and the stockholders and option holders of Intrepid.

         (b) Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Stock Purchase Agreement.


                                   ARTICLE II
                            PROVISIONS OF SETTLEMENT

         SECTION 2.1 GENERAL ESCROW. Buyer and Shareholder agree that Buyer shall receive $1,793,320 from the General Escrow Account and the Shareholder shall receive any additional amounts in the General Escrow Account. Simultaneously with the execution and delivery of this Agreement, Buyer and Shareholder shall execute and cause to be delivered to the Escrow Agent a joint letter of direction instructing the Escrow Agent to disburse the funds on deposit in the General Escrow Account in accordance with the foregoing sentence.

         SECTION 2.2 STATE TAX ESCROW. Buyer and Shareholder agree that Shareholder shall receive all of the funds in the State Tax Escrow Account. Simultaneously with the execution and delivery of this Agreement, Buyer and Shareholder shall execute and cause to be delivered to the Escrow Agent a joint letter of direction instructing the Escrow Agent to disburse the funds on deposit in the State Tax Escrow Account in accordance with the foregoing sentence.

         SECTION 2.3 MUTUAL GENERAL RELEASES. Simultaneously with the execution and delivery of this Agreement, Buyer and Shareholder shall execute and deliver the Mutual General Releases.

         SECTION 2.4 INTREPID OPTIONS. Simultaneously with the execution and delivery of this Agreement, Intrepid and Shareholder shall execute and deliver the Intrepid Option Agreement. Effective upon the execution and delivery of the Intrepid Option Agreement by Intrepid, the HVC Option shall be automatically cancelled, without any further action by HVC or Shareholder. Simultaneously with the execution and delivery of this Agreement, Shareholder agrees to execute and deliver the Registration Agreement and the Stockholders Agreement in connection with the grant of the Intrepid Option.

         SECTION 2.5 TAX REFUND. Shareholder hereby irrevocably waives all right, title and interest to the Tax Refunds and Buyer and Shareholder agree that the Stock Purchase Agreement is hereby amended by deleting Section 11.17 in its entirety. Shareholder represents and warrants to Buyer and Intrepid that he has not sold, transferred or assigned, or pledged or hypothecated, any interest in all or any portion of the Tax Refunds to any Person.


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         SECTION 2.6 INDEMNIFICATION. Buyer agrees to indemnify and hold harmless Shareholder and his Affiliates from and against any and all damages, losses, liabilities and reasonable costs and expenses resulting from the Alabama Action, the Barsotti Action and the Khoury Action (other than legal fees and expenses and court costs incurred by Shareholder in connection with his defense of himself as an individually named defendant in the Khoury Action). Subject to
Section 2.7, the rights to indemnification pursuant to this Section 2.6 are in addition to the rights to indemnification that the Shareholder may have as a former officer and director of certain predecessors of the Buyer, including, but not limited to, Health Valley Foods, Inc. and Health Valley Manufacturing Company and their predecessors, under the articles of incorporation and bylaws of such predecessors.

         SECTION 2.7 KHOURY LEGAL FEES. Shareholder agrees to pay all legal fees and expenses and court costs incurred by him in connection with his defense of himself as an individually named defendant in the Khoury Action. Shareholder waives any and all rights of indemnification or reimbursement with respect to such legal fees and expenses and court costs, whether such fees and expenses and court costs were incurred on or prior to the date hereof or are incurred on or after the date hereof.

         SECTION 2.8 LITIGATION. In connection with the investigation, defense or prosecution of any action, suit, proceeding or other litigation, at law or in equity, which is now or hereafter may be pending or threatened against Buyer, any of its predecessors, any of its past or current officers, directors, employees or any of its Affiliates and which relates, in any material respect, to events, facts, circumstances or conditions existing or arising on or prior to April 15, 1996 with respect to the Companies or any of their predecessors or the conduct of the Business on or prior to April 15, 1996 (collectively, "Relevant Subject Matter"), including, but not limited to, the Alabama Action, the Khoury Action, and the Barsotti Action, Shareholder agrees that he shall, until the close of business on September 30, 2002, do the following (a) upon reasonable notice and at the request of Buyer make himself available at reasonable times for interviews and to give depositions or testimony to the extent he has personal knowledge (and as to his then current recollection) of the Relevant Subject Matter and (b) upon reasonable notice and at the request of Buyer furnish such documents in his possession as may relate to the Relevant Subject Matter; provided however, that (i) all such requests of Buyer shall be reasonable as to scope, (ii) with respect to documents in his possession, Buyer does not have other reasonable means of obtaining such documents from others and
(iii) Buyer advances to Shareholder his reasonable costs and expenses (including, but not limited to, air fare, meals, lodging and attorneys' fees should Shareholder wish to consult with John A. Calfas with respect to such interviews and/or depositions and/or testimony).

         SECTION 2.9 CHARTER AMENDMENT. Within two business days of the date hereof, Intrepid shall file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Intrepid in the form attached hereto as EXHIBIT C.

         SECTION 2.10 OTHER ESCROWS. Buyer and Shareholder agree that Shareholder shall receive (a) all of the funds, if any, in the escrow account into which the Other Repairs Escrow Amount was deposited pursuant to the Other Repairs Escrow Agreement (the "Other Repairs Escrow Account"), (b) all of the funds, if any, in the escrow account into which the Roof Repair


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Escrow Amount was deposited pursuant to the Roof Repair Escrow Agreement (the
"Roof Repairs Escrow Account") and (c) all of the funds, if any, in the escrow account into which the Lake Lillian Escrow Amount was deposited pursuant to the Lake Lillian Escrow Agreement (the "Lake Lillian Escrow Account"), in each case, minus the Shareholder's portion of the fees and expenses of the Escrow Agent under the Other Repairs Escrow Agreement, the Roof Repair Escrow Agreement and the Lake Lillian Escrow Agreement, as the case may be. Simultaneously with the execution and delivery of this Agreement, Buyer and Shareholder shall execute and cause to be delivered to the Escrow Agent a joint letter of direction instructing the Escrow Agent to disburse the funds on deposit in the Other Repairs Escrow Account, the Roof Repair Escrow Account or the Lake Lillian Escrow Account, as the case may be, in accordance with the foregoing sentence.


                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.1 CONSENT TO AMENDMENTS. The provisions of this Agreement may be amended or waived only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

         SECTION 3.2 SUCCESSORS AND ASSIGNS This Agreement will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

         SECTION 3.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 3.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

         SECTION 3.5 NOTICES. Any notices required, permitted or desired to be given hereunder shall be delivered personally, sent by overnight courier or mailed, registered, certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery, one business day after deposit with an overnight courier or three business days after deposit in the mail:


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         If to Buyer or Intrepid, to:

                  Intrepid Food Holdings, Inc.
                  135 S. LaSalle Street
                  Suite 3800
                  Chicago, IL 60603

         with a copy to:

                  Katten Muchin & Zavis
                  525 W. Monroe Street
                  Suite 1600
                  Chicago, IL 60661-3693
                  Attention: Kenneth W. Miller, Esq.

         If to Shareholder, to:

                  George Mateljan, Jr.
                  c/o John A. Calfas, Esq.
                  Suite 1920
                  11601 Wilshire Boulevard
                  Los Angeles, CA 90025

         with a copy to:

                  John A. Calfas, Esq.
                  Suite 1920
                  11601 Wilshire Boulevard
                  Los Angeles, CA 90025

or to such other address as any party may specify in a written notice given to the other panics hereto.

         SECTION 3.6 GOVERNING LAW. All questions concerning the construction, ability and interpretation of this Agreement and the Exhibits hereto shall be governed in all respects by the internal law, and not the law of conflicts of, the State of California, and the performance of the obligations imposed by this Agreement shall be governed by the laws of the State of California applicable to contracts made and wholly to be performed in such state. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Los Angeles, California, if such courts have jurisdiction over the subject matter of such suit, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.


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         SECTION 3.7  EXHIBITS. Exhibits A, B and C hereto are an integral part of this Agreement.

         SECTION 3.8 FINAL AGREEMENT. This Agreement, together with those documents expressly referred to herein, constitute the final agreement of the parties concerning the matters referred to herein, and supersede all prior agreements and understandings with respect thereto.

         SECTION 3.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.

         SECTION 3.10 PARTIES IN INTEREST. This Agreement is made for the benefit of the parties hereto (and their respective successors and assigns). No third Person, other than an assign or successor, shall have independent rights as a third party beneficiary of this Agreement.

         SECTION 3.11 FURTHER COOPERATION. At any time and from time to time, each party hereto shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as the other party may reasonably request in order to further effect the purposes of this Agreement.

         SECTION 3.12 FEES AND EXPENSES. Each of the parties shall bear its own expenses in connection with this Agreement and the agreements contemplated hereby, and the transactions contemplated hereby and thereby.

         SECTION 3.13 SPECIFIC PERFORMANCE AND OTHER REMEDIES. Each of the parties hereto agree that any breach or threatened breach by the other party of any provision of this Agreement implicates certain and clearly ascertainable protectible rights, that there is no adequate remedy at law for the breach or threatened breach of these provisions and the violation of these rights, and that, without equitable relief, the breach or threatened breach of these provisions and the violation of these rights will result in substantial and irreparable damage to the non-breaching parties, the amount of which may be difficult, if not impossible, to ascertain. By reason of that fact, each of the parties hereto agree that, in the event of any such breach or threatened breach, each party shall have the right to enforce this Agreement by temporary restraining order, preliminary or permanent injunctive or other relief in equity, without the necessity of proving any actual damages or posting any bond. The right of each party to obtain injunctive or other equitable relief to enforce the terms hereof shall be in addition to all other rights and remedies such party may otherwise have at law, in equity, or otherwise. Such right to obtain injunctive or other equitable relief may be exercised at the option of a party, concurrently with, prior to, after, or in lieu of the exercise of any other rights or remedies which such party have as a result of any breach or threatened breach of any of the terms hereof.

         SECTION 3.14 LITIGATION COSTS AND EXPENSES. If any party hereto brings suit at law, in equity or otherwise, to enforce any of the provisions of this Agreement or recover damages and is successful in such suit, it shall be entitled to recover all reasonable costs and expenses incurred by it in bringing such suit, including, but not limited to, reasonable attorneys' fees and disbursements. On the other hand, if a party brings any such suit and it is determined, on a dispositive motion or after a trial on the merits, with finality, that none of the breaches or


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violations alleged therein has occurred, the party bringing such suit shall be obligated to reimburse the defendants therein for all reasonable costs and expenses incurred by the defendants in defending such suit including, but not limited to, reasonable attorney's fees and disbursements.


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         The parties hereto have executed this Agreement as of the date first set forth above.

                                             HEALTH VALLEY COMPANY


                                             By:  /s/ William R. Voss
                                                  ----------------------------
                                             Its: President
                                                  ----------------------------


                                             INTREPID FOOD HOLDINGS, INC.


                                             By:  /s/ William R. Voss
                                                  ----------------------------
                                             Its: President
                                                  ----------------------------



                                              /s/ George Mateljan, Jr.
                                             ---------------------------------
                                             GEORGE MATELJAN, JR.


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